         As filed with the Securities and Exchange Commission on April 13, 2001
                                                     Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                NetGenesis Corp.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                     04-3236862
    (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

          ONE ALEWIFE CENTER,                                02140
       CAMBRIDGE MASSACHUSETTS                             (Zip Code)
(Address of Principal Executive Offices)

                  NETGENESIS CORP. 2001 NONQUALIFIED STOCK PLAN
                            (Full Title of the Plan)

                              --------------------

                              Mr. Lawrence S. Bohn,
                      President and Chief Executive Officer
                                NetGenesis Corp.
                               One Alewife Center
                         Cambridge, Massachusetts 02140
                     (Name and Address of Agent For Service)

                                 (617) 665-9200
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------

                                 With Copies To:
                         John D. Patterson, Jr., Esquire
                          Robert W. Sweet, Jr., Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                              --------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
        TITLE OF                  AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
    SECURITIES TO BE              TO BE              OFFERING PRICE            AGGREGATE           REGISTRATION
       REGISTERED               REGISTERED             PER SHARE            OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------
      common stock,
     $.001 par value         589,650 shares (1)        $3.338 (2)             $1,968,252               $493
--------------------------------------------------------------------------------------------------------------------
      common stock,
     $.001 par value         410,350 shares (3)       $0.9375 (4)               $384,704               $97
--------------------------------------------------------------------------------------------------------------------
          Total                                                                                        $590
--------------------------------------------------------------------------------------------------------------------


         (1) Represents shares of common stock issuable upon exercise of stock options outstanding under the NetGenesis 2001 Nonqualified Stock Plan (the "2001 Stock Plan").

         (2) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under the 2001 Stock Plan.

         (3) Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to 2001 Stock Plan.

         (4) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on April 6, 2001.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a) The registrant's annual report on Form 10-K for the year ended December 31, 2000.

         (b) The description of the registrant's common stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on February 25, 2000 under
                  Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the registrant by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article SEVENTH of the registrant's amended and restated certificate of incorporation provides that the registrant shall indemnify each person who at any time is, or shall have been a director or officer of the registrant, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the registrant, or served at the request of the registrant as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware.

         Article SEVENTH of the certificate of incorporation further provides that the indemnification provided therein is not exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

         Article NINTH of the certificate of incorporation provides that to the maximum extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, no director shall be personally liable to the registrant or its stockholders for monetary damages arising out of a breach of his fiduciary duty as a director.

         The registrant has a directors and officers liability insurance policy that insures the registrant's directors and officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

4.1*        Amended and restated certificate of incorporation of the registrant.
4.2*        Amended and restated by-laws of the registrant.
4.3*        Specimen certificate for common stock of registrant.
4.4         NetGenesis Corp. 2001 Nonqualified Stock Plan.
5.1         Opinion of Foley, Hoag & Eliot LLP.
23.1        Consent of Foley, Hoag & Eliot LLP (contained in Exhibit 5.1).
23.2        Consent of PricewaterhouseCoopers LLP.
24.1        Power of attorney (contained on the signature page of this
            Registration Statement).

* Incorporated by reference to the registrant's registration statement on Form S-1, file number 333-93335, as declared effective by the Securities and Exchange Commission on February 28, 2000.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on this 13th day of April, 2001

                                       NETGENESIS CORP.


                                       By:  /s/ Christopher Hanson
                                           -------------------------------------

                                       Christopher Hanson
                                       Chief Financial Officer, Executive Vice
                                       President and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lawrence S. Bohn and Christopher Hanson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of April 13, 2001.



              SIGNATURE                                          TITLE
              ---------                                          -----
/s/ Lawrence S. Bohn                       Chairman of the Board, President and
--------------------------------------     Chief Executive Officer (Principal Executive
Lawrence S. Bohn                           Officer)


/s/ Christopher Hanson                     Chief Financial Officer, Executive Vice
--------------------------------------     President and Treasurer (Principal Financial
Christopher Hanson                         Officer)


/s/ Paul Fitzgerald                        Vice President, Finance (Principal Accounting
--------------------------------------     Officer)
Paul Fitzgerald


 /s/ Kathleen L. Biro                      Director
--------------------------------------
 Kathleen L. Biro


/s/ Ted R. Dintersmith                     Director
--------------------------------------
 Ted R. Dintersmith


/s/ Robert N. Goldman                      Director
--------------------------------------
 Robert N. Goldman


/s/ Rory O'Driscoll                        Director
--------------------------------------
Rory O'Driscoll


/s/ Stephen J. Ricci                       Director
--------------------------------------
Stephen J. Ricci


                                  EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
------     -----------

4.1*       Amended and restated certificate of incorporation of the registrant.
4.2*       Amended and restated by-laws of the registrant.
4.3*       Specimen certificate for common stock of registrant.
4.4        NetGenesis Corp. 2001 Nonqualified Stock Plan.
5.1        Opinion of Foley, Hoag & Eliot LLP.
23.1       Consent of Foley, Hoag & Eliot LLP (contained in Exhibit 5.1).
23.2       Consent of PricewaterhouseCoopers LLP.
24.1 Power of attorney (contained on the signature page of this Registration Statement).

* Incorporated by reference to the registrant's registration statement on Form S-1, file number 333-93335, as declared effective by the Securities and Exchange Commission on February 28, 2000.